UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

MEDICINOVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33185	33-0927979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4275 EXECUTIVE SQUARE, SUITE 300, LA JOLLA, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 373-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.001 par value	MNOV	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Termination of Standby Equity Purchase Agreement

On August 31, 2026, MediciNova, Inc. (the “Company”) delivered to YA II PN, LTD. (“Yorkville”), a Notice of Termination, informing Yorkville of the Company’s election to terminate the Standby Equity Purchase Agreement, dated as of July 30, 2025, by and between the Company and Yorkville (the “SEPA”), as required under Section 9.01(b) of the SEPA. Termination of the SEPA will become effective as of September 8, 2026.

As previously disclosed in the Current Report on Form 8-K filed by the Company on August 1, 2025, pursuant to the SEPA, and upon the terms and subject to the conditions therein, the Company had the right, but not the obligation, to issue and sell to Yorkville up to $30.0 million of its shares of common stock. The Company sold an aggregate of 175,000 shares of its common stock at prices ranging from $1.39 to $1.40 per share for aggregate proceeds of $0.2 million under the SEPA. At the time of the termination, there were no outstanding borrowings, advance notices or shares of common stock to be issued, under the SEPA. In addition, there are no fees due by the Company or Yorkville in connection with the termination of the SEPA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINOVA, INC.

	By:	/s/ Yuichi Iwaki
Yuichi Iwaki President and Chief Executive Officer

Date: September 2, 2026